George H Wahl P.Geo.

Consent of Qualified Person

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2 Attention: Corporate Finance	Toronto Stock Exchange The Exchange Tower 130 King Street West Toronto, Ontario CANADA M5X 1J2 Attention: Listed Issuer Services
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4 Attention: Corporate Finance	Ontario Securities Commission 20 Queen Street West, Suite 1903 Toronto, Ontario CANADA M5H 3S8 Attention: Corporate Finance

Re:  Cardero Resource Corp. (the “Issuer”)

I, George H Wahl, P.Geo. (ON.), of 2200 – 1066 West Georgia Street, Vancouver, British Columbia, Canada V6E 3X2, have prepared, and am the author of, Section 5-13 and 16.12 of the technical report entitled “Pampa de Pongo Iron Project Preliminary Economic Assessment Technical Report, Caraveli Province, Peru” dated September 30, 2008 (the “Report”).

1.

   I hereby consent to:

(a)        the public filing of the Report on SEDAR and in the public files with the Securities Commissions of British Columbia, Alberta and Ontario and with the Toronto Stock Exchange;

(b)        the use of and reliance upon the Report for disclosure in the Issuer’s Annual Information Form dated January 28, 2009 (the “AIF”);

(a)

the use of and reliance upon the Report for disclosure in the Issuer’s Management Discussion and Analysis for the year ended October 31, 2008 dated January 28, 2009 (the “MD&A”); and

(b)

the inclusion of extracts from, or a summary of, the Report in the AIF and the MD&A (collectively, the “Disclosures”).”

1.

I hereby consent to the use of my name “George H Wahl”, and to the use of the name of “SRK Consulting (Canada) Inc.”, a private engineering consulting firm of which I am a Principal Associate Consultant – Resource Geology, in the Disclosures.

2.

I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 28th day of January, 2009

George H Wahl, P.Geo.